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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Cell Pathways, Inc.:

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 25, 2002 included in Cell Pathways, Inc.'s Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.

                                                     /s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
April 9, 2002